                                                                       EXHIBIT 2
                            STOCK EXCHANGE AGREEMENT



THIS STOCK EXCHANGE AGREEMENT (this "Agreement") made this 29th day of April, 1997, is by and between Matrix Telecom, Inc. ("Matrix") and AvTel
                                               ------
Communications, Inc. ("Avtel").
                       -----

1.   STOCK EXCHANGE

     At Closing (as hereinafter defined), the stockholders of Matrix listed on

     Schedule I (the "Stockholders") will deliver to Avtel 3,484,260 properly
     ----------       ------------
     endorsed, unencumbered Matrix common shares (the "Stock"), representing
                                                       -----
     100% of the outstanding Matrix common stock, in exchange for 34,590,049 shares of common stock of Avtel (such numbers to be adjusted to give effect to the Merger and Reverse Stock Split (defined below)), which will not be registered under the Securities Act of 1933, as amended.

2.   EXCHANGE STATEMENT

     Prior to the Closing, Matrix shall deliver to Avtel a duly executed EXCHANGE STATEMENT from each Stockholder in the form attached hereto as Exhibit A (each, an "Exchange Statement").
     ---------            ------------------

3.   MATRIX NON-QUALIFIED STOCK OPTIONS

     At Closing, Matrix will cancel all non-qualified stock options (covering 9,000 Matrix shares) that it has granted and that remain outstanding as of the date hereof, and Avtel will issue to the beneficiaries thereof, 89,348 Avtel non-qualified stock options (such numbers to be adjusted to give effect to the Merger and Reverse Stock Split (defined below)) having the same exercise period and exercise prices as currently apply to such Matrix options all as set forth on Schedule II.
                                 -----------

4.   REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS

     At Closing, Avtel and Matrix, on behalf of the Stockholders, shall enter into a REGISTRATION RIGHTS AND LOCK-UP AGREEMENT in the form set forth on Exhibit B.
     ---------

5.   MATRIX OPERATIONS; INVESTMENT PURPOSES

     Avtel will own Matrix and operate its business in the ordinary course and has no intention of disposing of significant assets.

6.   POOLING OF INTERESTS

     The parties intend that the transaction contemplated hereby will be treated as a pooling of interests and agree to abide by the restrictions contained in Accounting Series Release 135 ("ASR 135"). In this connection, no
                                        -------
     Stockholder will be allowed to sell any Avtel shares prior to release of Avtel and Matrix combined earnings covering a period of combined earnings of not less than 30 days in accordance with ASR 135.

7.   INCOME TAX TREATMENT

     The parties intend that the transaction will be treated as a tax-free reorganization under IRC Section 368(a)(1)(B) and will take no actions that will violate applicable requirements.

8.   AVTEL SHAREHOLDERS' MEETING

     Avtel shall, in accordance with applicable law, as soon as practicable:

          (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Stockholders' Meeting") for the
                                           ---------------------
                 purpose of considering and taking action upon this Agreement;

          (b) subject to the fiduciary duties of the Board of Directors of Avtel under applicable law, include in a proxy statement (the "Proxy Statement") to be distributed to its stockholders the
                  ---------------
                 recommendation of the Board of Directors of Avtel that the stockholders of Avtel vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby;

          (c) provide Matrix with copies of the proposed Proxy Statement and a reasonable opportunity to review and comment upon such Proxy Statement before it is mailed to Avtel's shareholders; and

          (d) use its best efforts to (i) obtain and furnish the information required to be included by it in the Proxy Statement and respond promptly to any comments made by the Securities and Exchange Commission with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time and
                 (ii) obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby.

9.   AVTEL MERGER; REVERSE STOCK SPLIT

     (a)  Prior to the Closing hereunder, Avtel shall merge (the "Merger") with
                                                                  ------
          and into a Delaware corporation, whereupon the separate corporate existence of Avtel shall cease and such Delaware corporation (hereinafter, "Newco") shall continue as the surviving corporation.
                         -----
          The Merger shall have the effects set forth under the laws of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, all the properties, rights, privileges, powers and franchises of Avtel shall vest in Newco, and all debts, liabilities and duties of Avtel shall become the debts, liabilities and duties of Newco. The certificate of incorporation and bylaws of Newco shall be the certificate of incorporation and bylaws of the pre-existing Delaware corporation, substantially in the form agreed to prior to the Merger by Matrix and Avtel and approved by the shareholders of Avtel at the Stockholder's Meeting. Subject to clause
                                                                          ------
          (b) below, at the effective time of the Merger, by virtue of the
          ---
          Merger and without any action on the part of Avtel or Newco or the stockholders of Avtel, each share of common stock and preferred stock and each option of Avtel issued and outstanding immediately prior to the effective time of the Merger shall by virtue of the Merger be canceled and extinguished and be converted into the right to receive one share of the common stock or preferred stock or an option to acquire one share of common stock of Avtel, as applicable, of Newco.

     (b) Subject to the approval of Avtel's stockholders at the Stockholders' Meeting, prior to the Closing, Avtel shall either (i) effect a reverse stock split pursuant to which each share of Avtel common stock and preferred stock and each option granted by Avtel to acquire Avtel common stock shall be converted into the right to receive such lesser amount of Avtel common stock, preferred stock or an option to acquire a lesser amount of Avtel common stock, as applicable, as Avtel and Matrix shall agree or, (ii) reduce the number of common stock, preferred stock or options to acquire Newco common stock that will be issued to Avtel stockholders in the Merger to such lesser number of shares of common stock, preferred stock or options to acquire Newco common stock as Avtel and Matrix shall agree (the adjustment contemplated by clauses (i) or (ii) being referred to herein as
                       ----------  -      --
          the "Reverse Stock Split"). At such time as Avtel and Matrix shall agree upon the details of the Reverse Stock Split, Avtel and Matrix shall amend this Agreement to adjust the number of shares of Avtel common stock issuable to the stockholders of Matrix pursuant to this
          Section 1 and the number of shares of Avtel common stock for
          ---------
          which Avtel is required to grant options to holders of Matrix options pursuant to Section 3, in each case, in a manner which is
                      ---------
          directely proportional to the adjustments made to the Avtel common stock and options to acquire Avtel common stock pursuant to the Reserve Stock Split.

10.  AVTEL TO SUPPLY INFORMATION

     Until the Closing Date (as hereinafter defined), Avtel shall give Matrix full access during normal business hours, without unreasonable interference with business operations, to all of its the facilities, properties, books, contracts, commitments and records and shall make its officers and employees available to Matrix, as Matrix shall from time to time reasonably request. Matrix and its representatives will be furnished all information concerning Avtel that Matrix reasonably requests.

  11. MATRIX TO SUPPLY INFORMATION

     Until the Closing Date, Matrix shall give Avtel full access during normal business hours, without unreasonable interference with business operations, to all of its the facilities, properties, books, contracts, commitments and records and shall make its officers and employees available to Avtel, as Avtel shall from time to time reasonably request. Avtel and its representatives will be furnished all information concerning Matrix that Avtel reasonably requests. Matrix shall provide to Avtel such information as may be required by the Proxy Statement which information shall be true and accurate in all material respects.

12.  BRIDGE LOAN

     Matrix agrees that following the execution of this Agreement, Matrix will make a bridge loan available to Avtel in the maximum principal amount of $500,000 on the following terms:

          (a) Up to $250,000 may be drawn by Avtel any time after the execution of this Agreement and prior to the earlier to occur of (i) August 31, 1997 or (ii) the termination of this Agreement.

          (b) Up to an additional $250,000 may be drawn by Avtel at any time on or after July 1, 1997 and prior to the earlier to occur of (i) August 31, 1997 or (ii) the termination of this Agreement.

          (c) Disbursements shall be made on five days' written notice to Matrix. No disbursements shall be made after the termination of this Agreement.

          (d) The loan shall be recourse and shall bear interest at the rate of 8% per annum through August 31, 1997, and thereafter at a rate of 12% until maturity and, after maturity at a rate of 15%, in all cases subject to reduction to comply with applicable usury laws. Interest shall be payable monthly in arrears, based on a 360-day year, and all principal and accrued interest shall be due and payable on or before the earlier of (i) 180 days after the termination of this Agreement or (ii) December 1, 1997.

          (e) Avtel shall pay all expenses of documenting the loan, including any necessary California usury permit, if any.

13.  MATRIX REPRESENTATIONS

     Matrix represents to Avtel as follows:

     (a)   Schedule I is a complete and accurate list of all of the shares of
           ----------
           Matrix common stock owned by each of the Stockholders. Schedule II
                                                                  -----------
           is a complete and accurate list of all Matrix options issued and outstanding.

     (b) Matrix is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     (c) Matrix has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly and validly executed and delivered by Matrix and constitutes the legal, valid and binding obligation of Matrix, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and all other transactions contemplated hereby will not cause any material default or breach in any contract, loan agreement or other instrument to which Matrix is a party or violate any law or decree or judgment of any government or governmental agency having jurisdiction over Matrix.

     (d) Matrix's authorized capital stock consists of 10,000,000 shares of common stock, no par value, of which 3,484,260 shares are issued and outstanding. Schedule II is a list of all Matrix stock options
                        -----------
           existing as of the date hereof together with a list of all stock options that Matrix has agreed to issue but has not yet issued.

     (e)   The financial statements of Matrix listed on Schedule III fairly
                                                        ------------
           present in all material respects Matrix's financial position and assets and its results of operation and changes in financial position with respect to the respective dates thereof and the periods covered thereby, in conformity with the United States generally accepted accounting principles at the time in effect ("GAAP"), and Matrix's
                                                         ----
           past accounting practices, consistently applied during such periods, and such financial statements, including the notes thereto, make full and adequate disclosure of, and provision for, all of Matrix's material obligations and liabilities as of the date thereof, whether accrued, absolute, contingent or otherwise, to the extent required by GAAP. Since the date of the last of such financial statements, there have been no material adverse changes to the business or condition of Matrix that have not been disclosed to Avtel.

     (f)   Schedule IV contains a list of all material contracts between Matrix
           -----------
           and any of its officers, directors or shareholders, true, correct and complete copies of which have been furnished to Avtel.

     (g)   Schedule V contains a true, correct and complete list of all of
           ----------
           Matrix's employee benefit plans and a list of each employee of Matrix as of the date hereof, his/her current position, annual salary and current bonus entitlement.

     (h)   Except as set forth in Schedule VI, Matrix is not a party to and has
                                  -----------
           not been threatened with any legal action, governmental investigation or proceeding or any other material claim or proceeding, including, without limitation, any tax audit.

     (i) Matrix has provided Avtel copies of the prior three year's federal and state income tax returns and represents that it believes such returns fairly reflect Matrix's tax obligations for such periods and that no adjustments for such periods have been proposed. All federal, state, local and foreign tax returns required to be filed by or with respect to Matrix through the Closing Date have been or will be accurately prepared, and have been or will be duly and timely filed, and all taxes, interest, penalties, assessments and/or deficiencies due with respect to any taxable period ending on or before the Closing Date have been or will be timely paid, or adequate provision for the payment thereof has been or will be made on Matrix's financial statements or books of account.

     (j)   Except as disclosed on Schedule VII, no notice to, filing with,
                                  ------------
           authorization of, exemption by, or consent of any person, entity or public or governmental authority is required in order for Matrix to consummate the transactions contemplated hereby.

 14. AVTEL REPRESENTATIONS

     Avtel represents to Matrix as follows:

     (a) Avtel is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     (b) Avtel has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly and validly executed and delivered by Avtel, and constitutes the legal, valid and binding obligation of Avtel, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and all other transactions contemplated hereby will not cause any material default or breach in any contract, loan agreement or other instrument to which Avtel is a party or violate any law or decree or judgement of any government or governmental agency having jurisdiction over Avtel.

     (c) Avtel's authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value, per share, of which 7,135,807 shares are issued and outstanding and 5,000,000 shares of preferred stock of which 1,000,000 shares designated, $1.00 par value Series A Convertible Preferred Stock are issued and outstanding. All such shares were held as of April 9, 1997 as set forth on Schedule VIII.
                                                                -------------
           All of the issued shares of the capital stock of Avtel
           have been duly and validly authorized and issued, are fully paid and non-assessable. The shares of common stock to be delivered by Avtel to the Stockholders pursuant to this Agreement have been duly and validly authorized and, when issued and delivered as provided herein, will be duly and validly issued and fully paid and non-assessable.
           Schedule IX is a list of all Avtel stock options existing
           -----------
           as of the date hereof, together with a list of all stock options Avtel has agreed to issue but has not yet issued, and Avtel has not entered into any agreement to issue additional stock options except as disclosed on Schedule IX.
                           -----------

     (d)   The financial statements of Avtel listed on Schedule X fairly present
                                                       ----------
           in all material respects Avtel's financial position and assets and its results of operation and changes in financial position with respect to the respective dates thereof and the periods covered thereby, in conformity with GAAP and Avtel's past accounting practices, consistently applied during such periods, and such financial statements, including the notes thereto, make full and adequate disclosure of, and provision for, all of Avtel's material obligations and liabilities as of the date thereof, whether accrued, absolute, contingent or otherwise, to the extent required by GAAP. Since the date of the last of such financial statements, there have been no material adverse changes to the business or condition of Avtel that have not been disclosed to Matrix.

     (e)   Schedule XI contains a list of all material contracts between Avtel
           -----------
           and any of its officers, directors or shareholders, true, correct and complete copies of which have been furnished to Matrix.

     (f)   Schedule XII contains a true, correct and complete list of all of
           ------------
           Avtel's employee benefit plans and a list of each employee of Avtel and its subsidiaries as of the date hereof, his/her current position, annual salary (and proposed adjustments thereto for the next 6 months) and current bonus entitlement.

     (g)   Except as set forth in Schedule XIII, Avtel is not a party to and has
                                  -------------
           not been threatened with any legal action, governmental investigation or proceeding or any other material claim or proceeding, including, without limitation, any tax audit.

     (h) Avtel has provided Matrix copies of the prior three year's federal and state income tax returns and represents that it believes such returns fairly reflect Avtel's tax obligations for such periods and that no adjustments for such periods have been proposed. All federal, state, local and foreign tax returns required to be filed by or with respect to Avtel from January 1, 1993 through the Closing Date have been or will be accurately prepared, and have been or will be duly and timely filed, and all taxes, interest, penalties, assessments and/or deficiencies due with respect to any taxable period ending on or before the Closing Date have been or will be timely paid, or adequate provision for the payment thereof has been or will be made on Avtel's financial statements or books of account.

     (i)   Except as disclosed on Schedule XIV, no notice to, filing with,
                                  ------------
           authorization of, exemption by, or consent of any person, entity or public or governmental authority is required in order for Avtel to consummate the transactions contemplated hereby.

15.  CONDITIONS PRECEDENT TO OBLIGATIONS OF MATRIX

     (a) Avtel's representations and warranties contained herein shall be true in all material respects on and as of the date of this Agreement and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made by Avtel on and as of the Closing Date.

     (b) Avtel shall, in all material respects, have performed all obligations and agreements and complied with all covenants contained in this Agreement, to be performed and complied with by it on or prior to the Closing Date; and Avtel shall have delivered to Matrix a certificate, dated as of the Closing Date, certifying as to its compliance with
           Section 15(a) and Section 15(b).
           -------------     -------------

     (c) The Registration Rights Agreement shall have been executed by the Avtel and delivered to Matrix.

     (d) The shareholders of Avtel shall have approved this Agreement and the transactions contemplated hereby.

     (e) Any and all governmental and other consents required in connection with this Agreement shall have been obtained.

     (f)   Each Stockholder shall have executed an Exchange Statement.


16.  CONDITIONS PRECEDENT TO OBLIGATIONS OF AVTEL

     (a) Matrix's representations and warranties contained herein shall be true in all material respects on and as of the date of this Agreement and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made by Matrix on and as of the Closing Date.

     (b) Matrix shall, in all material respects, have performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the Closing Date and Matrix shall have delivered to Avtel a certificate, dated as of the Closing Date, certifying as to its compliance with Section 16(a) Section 16(b).
                           ------------- -------------

     (c) The Registration Rights Agreement shall have been executed by Matrix and the Exchange Statements shall have been executed by the Stockholders and such documents shall have been delivered to Avtel.

     (d) The shareholders of Avtel shall have approved this Agreement and the transactions contemplated hereby.

     (e) Any and all governmental consents required in connection with this Agreement shall have been obtained.

17.  CLOSING

     The Closing (the "Closing") shall take place at such place as Matrix and
                       -------
     Avtel shall agree on the date that is three business days after the conditions referred to in clauses (d) and (e) of paragraphs 15 and 16 shall
                               -----------     ---    -------------     --
     have been obtained or on such later date to which the parties hereto otherwise shall agree (such date being the "Closing Date").
                                                 ------------

18.  SURVIVAL

     The covenants, agreements, representations or warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant to, or in connection with, this Agreement shall survive one year from the Closing Date.

19.  TERMINATION

     This Agreement may be terminated at any time on or prior to the Closing Date:(i) with the mutual consent of Avtel and Matrix or (ii) by Avtel or Matrix, if the Closing shall not have taken place on or before July 1, 1997, or such later date as may be mutually approved in writing by Avtel or Matrix. This Agreement shall terminate automatically if the shareholders of Avtel do not approve this Agreement or any of the transactions contemplated hereby.

20.  MISCELLANEOUS

     (a) This Agreement shall be governed by the laws of the State of Texas, without regard to the conflict of law rules of such state.

     (b) This Agreement may be amended, modified or supplemented but only in writing signed by all of the parties hereto.

     (c) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or by confirmed facsimile transmission, or on two business days following delivery to a commercial overnight air courier service, or five days after being mailed, first class postage prepaid, return receipt requested.

          If to Matrix, addressed as follows:

          5215 North O'Connor Blvd.
          Suite 300
          Irving, Texas 75039
          Attention: Ronald W. Howard
          Facsimile:  (972) 506-3266

          with a copy to:

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, Illinois 60603
          Attention: David A. Carpenter
          Facsimile:  (312) 701-7711

          If to Avtel, addressed as follows:

          130 Cremona Drive, Suite C
          Santa Barbara, California 93117
          Attention: Anthony Papa
          Facsimile:  (805) 685-9685

          with a copy to:

          Price, Postel & Parma LLP
          200 E. Carrillo Street, Suite 400
          Santa Barbara, California 93101
          Attention:  Raymond LeBlanc
          Facsimile:  (805) 882-9869

          or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     (d) The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     (e) This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (f) The Stockholders shall be deemed to be third party beneficiaries of the rights of Matrix hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written by their duly authorized representatives.


MATRIX TELECOM, INC.                           AVTEL COMMUNICATIONS, INC.

By:_____________________________            By:_____________________________


________________________________            ________________________________
             (Print Name)                             (Print Name)

Its:_____________________________           Its:_____________________________
          (duly authorized)                         (duly authorized)

                                   EXHIBIT A

                           FORM OF EXCHANGE STATEMENT

     The undersigned understands that the common stock of AvTel Communications, Inc. ("Avtel") to be issued to the undersigned as consideration for shares of
       -----
common stock of Matrix Telecom, Inc. ("Matrix") pursuant to that certain Stock
                                       ------
Exchange Agreement (the "Stock Exchange Agreement") entered into as of April 29,
                         ------------------------
1997 between Avtel and Matrix will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws, but
                       --------
rather is being issued pursuant to the "private placement" exemption from registration provided by Section 4(2) under the 1933 Act and certain analogous state exemptions. In connection with the offer and sale of the Avtel shares to the undersigned pursuant to the Stock Exchange Agreement, the undersigned hereby represents and warrants as follows:

     (a) The undersigned (i) has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the prospective investment in Avtel shares and (ii) is capable of assuming the risk of the loss of the entire investment in connection therewith.

     (b) The undersigned is not purchasing the shares of Avtel pursuant to the Stock Exchange Agreement as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

     (c) The Avtel shares being purchased by the undersigned are acquired for the undersigned's own account for investment and not with a view toward subdivision, resale or redistribution thereof in a manner prohibited under the 1933 Act or under the securities laws of any state, and the undersigned does not presently have any reason to anticipate any change in the undersigned's circumstances or other particular occasion or event that would create a need to sell such shares. The undersigned has no contract, undertaking, agreement, understanding or arrangement with any person to sell, transfer or pledge to any person any part or all of the Avtel shares the undersigned is purchasing or any interest therein, and the undersigned has no present plans to enter into the same.

     (d) The undersigned received the annual report on Form 10-K filed by Avtel with respect to its most recently completed fiscal year (and the related proxy statement for Avtel's 1997 Annual Stockholder's Meeting) and all other documents filed by Avtel with the Securities Exchange Commission since the date of such Annual Report. The undersigned has understood such materials and has had an opportunity to ask questions and receive answers about the terms and conditions of the offering and sale of Avtel stock under the Stock Exchange Agreement, and has received all information that the undersigned has requested from Avtel concerning Avtel and the transactions contemplated by the Stock Exchange Agreement.

     (e) The undersigned has not relied, in connection with this transaction, upon any statements, representations, warranties or agreements other than those set forth in the documents referred to in clause (d) above and the Stock
                                          ----------
Exchange Agreement.

     (f) The undersigned understands that the shares of Avtel stock being purchased by the undersigned pursuant to the Stock Exchange Agreement will bear the following legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT SUCH REGISTRATION EXCEPT PURSUANT TO TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     (g) In connection with an intended exchange of the shares of Matrix common stock held by the undersigned for shares of Avtel common stock, the undersigned hereby directs that all Matrix shares held by the undersigned be exchanged at the Closing (as defined in the Stock Exchange Agreement) for Avtel shares in the manner contemplated by the Stock Exchange Agreement. The officers of Matrix are hereby authorized to take all action on behalf of the undersigned and to act as attorney-in-fact, with full power of substitution, for the undersigned in connection with the consummation of the transactions contemplated by the Stock Exchange Agreement, including, without limitation, the execution of the Registration Rights Agreement (as defined therein). All Avtel shares received are to be registered in the same name as the Matrix shares held by the undersigned.

     (h) The undersigned hereby represents and warrants that the undersigned has full power to direct the exchange of the Matrix shares as set forth above and that the shares of Matrix common stock to be exchanged by the undersigned are free and clear of any liens or encumbrances.

     (i) The undersigned understands that a false statement herein may be a violation of law and could result in a claim for damages against the undersigned.


                         Signature________________________________

                         Print Name______________________________

                         Date:___________________________________

                         No. of Matrix Shares Held:_________

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                                   EXHIBIT B

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                      19